Use these links to rapidly review the document
BUSINESS CO-OPERATION CONTRACT No. VC9405

Exhibit 4.1

BUSINESS CO-OPERATION CONTRACT No. VC9405

Contract BCC VC 9405 dated June 2nd, 1994
Amendment dated October 28th, 1994
Amendment dated December 17th, 1994
Amendment dated December 22nd, 1994
Amendment dated December 23rd, 1994
Amendment dated April 8th, 1995
Amendment of July 2000
Amendment dated January 14th, 2002
Amendment and supplementary contract dated January 9th, 2004

BUSINESS CO-OPERATION CONTRACT
No. VC9405

between

VIETNAM MOBILE SERVICES CO.

and

INDUSTRIFORVALTNINGS AB KINNEVIK &

COMVIK INTERNATIONAL VIETNAM AB

English Version

BUSINESS CO-OPERATION CONTRACT
NUMBER—VC9405

A.    Legal base

        Based upon the Law on Foreign Investment in Vietnam approved by the National Assembly of the Socialist Republic of Vietnam ("SRVN") on 29 December 1987, and other relevant regulations.

        Based upon Decree 18-CP on the implementation of the Law on Foreign Investment ("Decree 28") promulgated by the Government on 16 April 1993; and all other relevant legislation.

B.    Information concerning the co-operation parties

        The parties comprise:

(A)	VIETNAMESE PARTY
(i)	Name of company:	Vietnam Mobile Services Co. ("VMS")
(ii)	Company address:	12 Lang Trung, Hanoi, Socialist Republic of Vietnam
(iii)	Telephone: Facsimile:	+84 4 351 534 +84 4 352 126
(iv)	Main activities of business:	Conducting mobile telecommunications business in SRVN
(v)	Decision/permit establishment:	321/QD TCCB-LD dated 16 April 1993 issued by DGPT
(vi)	Authorized representative: Position:	Mr. Dinh Van Phuoc Managing Director
(B)	FOREIGN PARTIES
(i)	Foreign Party No.1:	Industriforvaltnings AB Kinnevik ("Kinnevik")
	Foreign Party No.2:	Comvik International Vietnam AB ("CIV")
(ii)	Both Foreign Parties address:	Skeppsbron 18 S-103 13 Stockholm, Sweden
(iii)	Telephone: Facsimile:	+46 8 245420 +46 8 203774
(iv)	Main activities of business:	Communications
(v)	Permit for establishment/business:	CIV No. 556472-6825 Registered in Sweden Date: 31 August 1993	Kinnevik No.556001-9035 Registered in Sweden Date: 18 September 1936
(vi)	Financial status/ Registered capital: Asset value:	CIV SEK 1,000,000	Kinnevik SEK 1.210 billion US$ 2 billion
(vii)	Bank with which the foreign parties have their accounts:	Bank Invik S.A. 75, route de Longwy, B.P. 16, L-8005 Bertrange, Luxembourg	Kinnevik has banking relations with all major Swedish banks
(viii)	CIV Account(s) no.:	4000150
	Cash deposit:	USD 10,000,000 (US Dollar Ten Million)
	Additional cash deposit in Comvik International:	USD 10,000,000 (US Dollar Ten Million)
(ix)	Authorized representative of CIV:	E.H. Ledin Chairman
M.A. Zaman President and Chief Executive Officer
(x)	Authorized representative of Kinnevik:	E.H. Ledin Senior Vice President

(C)  PROVISIONS OF CONTRACT

        The parties have agreed to sign this business co-operation contract on the following terms:

        DEFINITIONS—the following words, terms, and phrases used herein shall have the meanings ascribed to them below.

1.
"Business Co-operation Term" means that period of ten (10) years from the Commencement Date and any extensions thereof during which the Contract shall be agreed mutually.

2.
(a)        "CIV" means Comvik International (Vietnam) AB.

(b)
"Kinnevik" means Industriforvaltnings AB Kinnevik.

(c)
"F.P." means foreign parties means of Kinnevik and CIV.

3.
"Cellular System" means the existing GSM cellular digital mobile telephone system (for both mobile and fixed cellular use) presently installed by VMS in Ho Chi Minh City, Bien Hoa and Vung Tau and which is to be expanded by the parties pursuant to this Contract to operate in all areas from the south coast up to and including Hue. Thereafter, the Cellular System and the Paging System will be expanded throughout the whole of SRVN in accordance with DGPT policy.

4.
"Commencement Date" means the date upon which the SCCI approves the business co-operation application and grants a business investment license in favour of the parties upon terms satisfactory to the parties.

5.
"Committee" or "AC" means the Committee of Advisors established by Article 7 with respect to the operation and activities of VMS.

6.
"Contract" means this Contract.

7.
"Contract Date" means the date of signing the Contract.

8.
"DGPT" means the Department General of Posts and Telecommunications.

9.
"VNPT" means the Vietnam Posts and Telecommunications.

10.
"VMS" means Vietnam Mobile Services Co.

11.
"Dong" means official currency of the SRVN.

12.
"LFI" means the Law on Foreign Investment in SRVN approved by the National Assembly of SRVN on 29 December 1987 as amended and all relevant regulations thereunder.

13.
"Revenue" means all income derived by the parties from (a) Cellular System monthly subscription, phone sales, daily phone rentals and call and usage charges; (b) Paging System monthly subscription and pager sales; (c) initial connection charges for subscribers to the Cellular System and to the Paging System; (d) as well as revenue earned from STD and IDD operators.

14.
"Net Revenue" means Revenue less Joint Costs.

15.
Joint Costs means (1) transmission costs, (2) import duties and costs for terminals and (3) government taxes (4) sales & marketing cost which costs will be borne equally by the parties. If possible, Joint Costs will be paid directly from Revenue prior to calculation of Net Revenue.

16.
"Paging System" means the paging system (Tone, Numeric, Alpha/Numeric) to be installed initially in Ho Chi Minh City and subsequently in accordance with DGPT policy in other cities upon demand.

17.
"SRVN" means the Socialist Republic of Vietnam.

18.
"Termination Date" means the date on which the Contract is terminated pursuant to Article11.

19.
"Termination Notice" means the notice that shall be given pursuant to Article 11 by either party to the other for termination of the Contract.

20.
"Transmission Cost" means cost paid by the parties to DGPT's carriers for:

  •
  Transmission links from MSCs to MSCs and PSTN, MSCs to BSCs, and BSCs to BTSs provided by DGPT's carriers;

  •
  Transmitting calls through/to DGPT's carriers PSTN as well as to STD and IDD operators;

  •
  Transmission costs for telephones and facsimiles supporting the MSCs, BSCs to BTSs and ABSs; and/or

  •
  Transmission links from paging centre to PSTN and transmitters.

21.
"US $" means the official currency of the United States of America.

22.
"SCCI" means the State Committee for Co-operation and Investment in SRVN.

23.
"GSM" means the cellular mobile telephone system as specified by ETSI (European Telecommunications Standardisation Institute).

ARTICLE 1    BUSINESS CO-OPERATION PURPOSE

1.1
The parties hereto agree to establish a contractual business co-operation in order to:

(a)
Obtain all necessary licenses from the government of SRVN to improve the telecommunications capabilities of SRVN by installation and operation of the Cellular System and the Paging System;

(b)
Train VMS personnel and transfer technology to VMS in accordance with the business plan as and when necessary in operating the Cellular System and Paging System;

(c)
Provide the equipment, machinery, technology and training to establish a maintenance and assembly workshop to enhance DGPT's development of a capability to manufacture communication equipment, mainly digital cellular and paging equipment;

(d)
Install and operate (i) the Cellular System operating under the GSM standard and the Paging System and (ii) a cellular system operating under any new standard that AC recommends such as Personal Communications Network subject to DGPT policy;

(e)
Introduce AGORA SYSTEM 2000 within SRVN for voice, data and image communication when F.P. and VMS consider it feasible and when F.P. provides financing and;

(f)
Conduct such other business activities, as the parties may determine to be appropriate, with SCCI's approval.

ARTICLE 2    BUSINESS CO-OPERATION PLAN

2.1
The parties have agreed upon the principles for the technical and financial plan according to Annex I.

ARTICLE 3    RESPONSIBILITIES

3.1
The two parties have agreed to implement the Contract by carrying out the following responsibilities:

(a)
VMS contribution:

•
To provide sufficient local staff (for operation maintenance and business of the GSM Cellular System and Paging System) to be employed by VMS and to pay salaries and expenses of such local staff;

    •
    Rights to use land, buildings, and infrastructure required for the installation and operation of MSCs, BSCs, BTSs, the paging centre, transmitter sites and all supporting systems (for both the Cellular System and Paging System);

    •
    To provide at its expense, office space and infrastructure for staff requirements;

    •
    To provide at its expense, utilities such as water, electricity etc., required for operations;

    •
    At its expense to make application to obtain the grant of all licenses, permission and/or approvals from the Government of SRVN to enable the parties to build out, implement and operate the Cellular System and Paging System after the Commencement Date;

    •
    Arrange interconnection to PSTN, local trunk and international level, as well as transmissions, [which costs shall be borne by the parties at DGPT's carrier cost price plus a reasonable profit margin; the parties shall be the customer of DGPT's carrier];

    •
    Obtaining and paying for all necessary licenses, clearances and approvals as well as all related duties and taxes for importing telecommunications network equipment to be delivered into SRVN for the cellular system and the paging system.

  (b)
  F.P. contribution

  •
  Make available US$87,300,000 of plant and equipment in stages in accordance with the business plan. For the first stage F.P. will pay US$6.2 million plus training & bank fee to VMS for transfer of ownership to F.P. of the plant and equipment described in Annex II. Subsequent stages will be invested when AC determines it is economically viable to do so in accordance with the business plan;

  •
  Provide at its expense necessary technical, operational and management matters and to provide training to VMS personnel both inside and outside SRVN;

  •
  Provide at its cost spare parts and maintenance for the network equipment;

  •
  Provide at its cost computer systems including for subscriber management, billing, administration and other purposes (ABS, NMC and OMC etc.);

  •
  Provide expatriate experts and absorb their costs and expenses (i.e. salaries, accommodations, transports, etc.);

  •
  Provide at its expense office equipment for all operations of this Contract; and

  •
  F.P. may decide to invest upon market demand beyond US$87.3 million but not exceeding US$ 200 million;

  •
  F.P. is responsible to introduce VMS to GSM MOU and share the financial responsibilities.

ARTICLE 4    SPECIFICS OF EQUIPMENT AND SYSTEM REQUIREMENTS

4.1
VMS shall decide with the recommendations of AC on the list of quantity, quality, the technical specifications and price of every type of equipment, machinery and main materials to be contributed by VMS and F.P., as necessary for performing under the Contract.

4.2
VMS will equip the Cellular System and the Paging System under this Contract, based upon the recommendations of the AC, recognizing that title to any equipment so purchased by F.P.'s contribution hereunder shall be vested in F.P. (or its assignee) at all times, expect upon termination of the contract or any extension thereof.

4.3
VMS with the recommendations of AC and the approval of DGPT shall decide the technical standards for all telecommunications equipment to be connected to the Cellular System and the Paging System and the type of approval authority for such equipment, with the parties having the power to refuse connection or to disconnect, in the case of contravention of any approved international standard.

4.4
Each party is responsible to the other party for any reasonable direct economic losses and other direct consequences due to improper performance of its obligation and shall compensate for the losses which shall be determined through a mutual discussion.

ARTICLE 5    SCHEDULE OF CAPITAL CONTRIBUTIONS

5.1
The schedule of the total amount of capital required to implement this Contract, as from the Commencement Date, shall be established with the recommendation of the AC in accordance with to the agreed business plan. Generally, capital contributions shall be as follows:

(a)
VMS:

(i)
First stage (preparing)—VMS shall contribute whatever materials and whatever costs are necessary to cover all local expenses related to operating, managing and staffing sources.

(ii)
Second stage (build out)—same as (i) above.

(iii)
Third stage (Operation and subsequent expansion)—same as (i) above.

(b)
F.P.:

(i)
First stage (preparing)—F.P shall provide the personnel, office equipment and training necessary to fulfil the requirements of a Cellular System and Paging System as well as finance required for purchasing telecommunications equipment deemed necessary and appropriate, and shall arrange payment only for expenses related to foreign staff (i.e., technicians, engineers, etc.) necessary to this stage.

(ii)
Second stage (build out)—same as (i) above.

(iii)
Third stage (Operation and subsequent expansion)—same as (i) above.

5.2
If either party fails to fulfil, in a timely manner, in accordance with the business plan, its agreed upon capital contribution schedule, it shall inform the other party of the same and shall be responsible to that other party for all consequences caused to party by such failure and any resultant delay.

ARTICLE 6    FORM OF CAPITAL CONTRIBUTION PAYMENTS

6.1
The form of contributed capital payments as agreed by VMS and F.P. during the Contract is as follows:

(a)
VMS:

(i)
First stage (preparing)—payments for expenses set forth in Article 5.1 (a) shall be in the form of cash, while VMS also shall provide necessary buildings, land and utilities for the Cellular System and Paging System as well as office space for operations.

(ii)
Second stage (build out)—same as (i) above.

(iii)
Third stage (Operation and subsequent expansion)—same as (i) above.

(b)
F.P.:

(i)
First stage (preparing)—payment shall be in cash for any purchase order to the suppliers for the telecommunications equipment to be delivered in connection with the Cellular System and Paging System, and for other expenses set forth in Article 5.1 (b).

(ii)
Second stage (build out)—same as (i) above.

(iii)
Third stage (Operation and subsequent expansion)—same as (i) above.

ARTICLE 7    COMMITTEE OF ADVISORS

7.1
The parties agree to establish an Advisory Committee (A.C.) under this Contract.

7.2
All recommendations of the Advisory Committee shall be implemented by the parties as long as they do not contravene SRVN's national security, governing laws and regulations and support the business purpose and business plans attached to this contract.

7.3
The Committee shall consist of seven (7) Advisors, of whom VMS, by notice in writing, shall be entitled to appoint three (3) Advisors and F.P., by notice in writing, shall be entitled to appoint four (4) Advisors.

7.4
F.P. shall appoint of their Advisors to serve as the Chairman of the Committee and VMS shall appoint one of their Advisors to serve as the Vice Chairman of the Committee, with the position of Chairman and Vice Chairman alternating every two (2) years between VMS and F.P.; provided, that F.P. shall have the first chairman.

7.5
The advisors shall be consulted on matters pertaining to expansion of the Cellular System and Paging System (consistent with SRVN government policy) and to the marketing of the cellular system and paging system.

7.6
The Committee alone shall:

(a)
Recommend VMS business policies;

(b)
Review and discuss VMS commercial operations;

(c)
Consider and recommend annual business plans and budgets, including capital expenditure;

(d)
Review all VMS financial accounts and statements; and

(e)
Recommend to VMS all appropriate management to implement policies to facilitate the operations and activities contemplated by this contract.

7.7
The Committee shall hold its initial meeting within two (2) months after the parties receive the business investment license from SCCI and, thereafter, it shall hold meetings as and when it deems necessary but, in any event, not less than twice per year and at such locations as determined by the Committee, provided that at least thirty (30) days prior written notice is given to each Advisor or is waived, in writing, by the same.

7.8
In order to be valid and binding, Committee decisions must be approved by majority vote of the Advisors present at the meeting duly convened and at which a quorum of two Advisors is present, either in person or by proxy, of whom at least one Advisor must be a VMS representative and at least one Advisor must be a F.P. representative.

7.9
Notwithstanding anything in this Article 7 to the contrary, the following matters shall de determined only by both VMS and F.P. in writing:

(a)
any amendment or other variation to this Contract;

(b)
sale, lease, transfer or disposal of the whole or substantial portion of the business operations and/or assets of the parties under this Contract; and

(c)
termination of any business activity carried on by the parties pursuant to this Contract or the renunciation of the business investment license to operation hereunder.

7.10
The Committee shall appoint an individual to record the minutes of each meeting and to circulate the same to the Advisors as soon as practicable after the conclusion of such meeting.

ARTICLE 8    IMPLEMENTATION OBLIGATIONS

8.1
To ensure the business co-operation's efficiency, the parties have agreed to the following:

(a)
VMS shall:

(i)
forthwith make application with F.P. to SCCI and relevant SRVN Government authorities to obtain at the earliest possible time all necessary approvals, licenses and clearance from the SRVN Government for the parties to establish and operate Cellular System and Paging System;

(ii)
secure on the best terms available, all necessary approvals, clearances and licenses from the SRVN authorities, as are required in connection with operating the Cellular System and Paging System including importing equipment and establishing foreign currency accounts;

(iii)
secure the rights for the parties to use premises and sites for installing and operating the Cellular System and the Paging System and business office buildings or space for use in carrying out the appropriate activities contemplated in this Contract;

(iv)
assist in securing, purchasing and leasing facilities (trunk and international circuits), equipment, materials, manpower and services in SRVN;

(v)
obtain or procure, for the use of the necessary allocated frequency bands and shall ensure non/interference therewith at all times and from all sources;

(vi)
arrange connection with the Cellular System and the Paging System to the SRVN public switched telephone network at local, trunk and international levels, and secure service and support at DGPT's carrier cost price as customer; and

(vii)
assist in obtaining licenses to install and implement in SRVN any other telecommunications system, such as PCN or other advanced systems, based upon digital technology.

  (b)
  F.P shall:

  (i)
  provide such assistance and support as F.P. and VMS mutually consider necessary and appropriate in connection with installing and operating the Cellular System and the Paging System, including selecting equipment and obtaining necessary permits;

  (ii)
  assist in developing marketing and business plans to maximise its revenues and profits under this Contract;

  (iii)
  arrange to train technical, commercial and other staff to assist in performing under this Contract; and

  (iv)
  make all contributions in a timely manner, in accordance with the business plans.

ARTICLE 9    COMMENCEMENT OF OBLIGATIONS

9.1
The obligations of each party to the Contract in respect of providing funding and equipment to install and operate the Cellular System and the Paging System hereunder shall commence on and from the Commencement Date.

9.2
As promptly as practicable after approval by the SCCI of the Contract applications, VMS and F.P. shall seek to obtain all necessary permits to acquire and install the Cellular System, operating on GSM standard frequencies in SRVN, and the Paging System.

9.3
Upon placement of a purchase order with supplier of telecommunications equipment, F.P. shall make the necessary payment and financial arrangements within 60 days thereafter to secure the purchase of such equipment.

ARTICLE 10    TERMS OF BUSINESS CO-OPERATION

10.1
The parties agree that the duration of the Contract shall be ten (10) years from the Commencement Date.

10.2
At least two (2) years prior to the expire of the Business Co-operation term, VMS and F.P. will hold consultations on the terms and conditions for an extension of the term.

10.3
In the event parties both agree extending, the Business Co-operation Term, they shall submit a request for such extension to SCCI, for its subsequent approvals as soon as possible after receiving the parties' request for such approval.

ARTICLE 11    TERMINATION OF BUSINESS CO-OPERATION

11.1
Notwithstanding Article 10, this Contact may be wound-up and terminated (but without prejudice to any antecedent rights of the parties) in any one of the following cases:

(a)
VMS or F.P. giving to the other of them not less than twelve (12) months prior written Termination Notice, expiring on the Termination Date, requesting that the parties mutually agree to discharge themselves of their respective contractual obligations though negotiations, and as a result of such negotiations the parties agree to terminate the contract and the termination is duly approved by SCCI;

(b)
An approved arbitration body or court declaring the Contract's termination;

(c)
The Business Co-operation term expires according to the terms of the business license granted by the SCCI.

11.2
In the event of any such termination, neither VMS or F.P. after the termination date shall enter into any contracts or other obligations relating to the Cellular System and Paging System (other than such as any be agreed by both parties or required for the due performance of contracts then current) but this contract shall otherwise remain in full force and effect until all such current contracts shall have been completed. Upon completion of all current contracts, VMS and F.P. shall cease their activities hereunder, subject to the terms of any particular current contract.

ARTICLE 12    DISCHARGE OF OBLIGATIONS

12.1
Either party participating in the Contract shall have the right to be discharged of its obligations stipulated in Article 8 of this Contract in one of the following cases:

(a)
The business co-operation is unable to continue its business activities due to extraordinary losses;

(b)
Either party violates the contractual provisions hereof, resulting in substantial economic losses to the other party;

(c)
Either party fails to fulfil its commitments to the other party hereunder during agreed period of time or after a mutually permitted extension of time; or

(d)
Where the contractual provisions cannot be observed due to the existence of force majeure.

12.2
Discharge of obligations shall be concluded according to Article 23.

ARTICLE 13    TERMINATION OF OBLIGATIONS

13.1
When the Contract terminates under Article 11, the two parties shall agree to the following conditions:

(a)
In the event of a Termination Notice given by VMS to F.P. pursuant to Article 11.1 (a), VMS shall pay to F.P. in US Dollars only the higher of:

(i)
F.P's actual cost under this Contract as at the Termination Date, plus twenty percent (20%) interest per year for each year of the Contract's existence; or

(ii)
The Net Revenue hereunder for the full year immediately next preceding the termination date, multiplied by seven (7); and upon satisfactory payment in full of the above to F.P., legal title to all equipment used in the Cellular System and Paging System shall be transferred to VMS or its designate.

(b)
In the event of a termination notice given by F.P. to VMS pursuant to Article 11.1 (a), F.P. shall pay to VMS for all the losses.

(c)
In the event an arbitration body or court decide to terminate the contract pursuant to Article 11.1 (b), the parties must implement the decision of the arbitration body or court to terminate the contract..

(d)
In the event that the contract expires pursuant to Article 11.1 (c), legal title to all equipment used in the Cellular System and Paging System shall be transferred to VMS or its designate at a price of US$ 1.

ARTICLE 14    FINANCIAL AFFAIRS AND AUDIT

14.1
The two parties agree to perform the accounting system for the business activities hereunder on principles and practical international accounting standard in accordance with the requirements of the Ministry of Finance of SRVN, and generally accepted international accounting principles.

14.2
The audit shall be performed according to existing regulations stipulated by the Ministry of Finance of SRVN, such that an independent accountant registered in SRVN or abroad shall be engaged by the parties as the auditor of operations and activities hereunder, to examine and verify the financial receipts, expenditures and accounts, including the Annual Accounts and submit his report to the A.C. First consideration will be given to a Vietnamese qualified Auditor in accordance with international standards and in accordance with the laws of Vietnam.

14.3
The parties will maintain its books of accounts in both Dong and US Dollars in calculation of business operations hereunder.

ARTICLE 15    LIABILITY FOR FINANCIAL OBLIGATIONS IN VIETNAM

15.1
The parties will use their best efforts to secure for their operations and any expatriate employees, all taxation benefits, maximum concessions and preferences applicable under the LFI and other laws of SRVN to foreign and domestic investment enterprises for income tax, withholding taxes, customs duties and other taxes and levies.

15.2
F.P. shall be liable to fulfil its financial obligations to the government of SRVN as stipulated in the business license issued by SCCI.

15.3
Any foreigners working in SRVN for each party to the Contract shall be liable to pay income tax according to existing regulations of SRVN. The foreign workers and the party employing them shall be responsible under SRVN laws for their foreign workers' violations of existing SRVN tax regulations.

ARTICLE 16    REVENUE DISTRIBUTION

16.1
The parties agree that the AC shall endeavour to assist to manage the business under this Contract in order to distribute, as soon as practicable, Net Revenue derived hereunder, consistent with this contract's purposes and mutually agreed between the parties, while taking into account the provision of sufficient funds of tax liabilities, and any liabilities for other expenses, such that Net Revenue shall be paid out to VMS and F. P., according to the following procedures:

(a)
distribution shall occur once each year, with the plan of distribution being agreed mutually by VMS and F.P., within sixty (60) days after the receipt of final audited annual accounts; part payment may be made to the parties after each quarter and the final settlement may take place after the final annual audit.

(b)
Subject to the above, any Net Revenue retained hereunder and carried over from all previous years may be distributed to the parties together with Net Revenue from the then current year.

16.2
F.P may remit abroad, legally and without any restrictions, any or all of its distribution share of Net revenue received hereunder, in accordance with the LFI.

16.3
VMS and F.P. agree that all distributions of Net Revenue to them shall be shared between VMS and F.P. in accordance with the following formula:

(a)
VMS:

(i)
50%—for the first five (5) full fiscal years from the commencement date of operations of the Cellular System and Paging System.

    (ii)
    60%—thereafter

  (b)
  F.P.:

  (i)
  50%—for the first five (5) full fiscal years from the commencement date of operations of the Cellular System and Paging System.

  (ii)
  40%—thereafter

  (c)
  Any other distribution is to be agreed mutually by both VMS and F.P.

  Provided, however, that both parties hereby agree that each party shall bear its own expenses and costs with respect to operating and managing the activities hereunder from such party's own portion of the distribution.

16.4
The AC shall develop a business plan and recommend it to VMS (to be modified from time to time necessary and practicable) in connection with this Contract to ensure operations hereunder shall commence as soon as practicable, with a view to generating maximum Revenue for distribution to VMS and F.P.

ARTICLE 17    PROMULGATION OF ADVERSE LAWS

17.1
If either party's economic benefits are affected adversely by the promulgation of any new laws or regulations of SRVN or the new interpretation of existing laws and regulations after the Contract Date, or for any other reasons, such as market conditions, the parties shall use their best efforts to implement any adjustments necessary to maintain each party's economic benefits derived from the Contract on a basis no less favourable than the economic benefits it would have derived if such laws, rules or regulations had not been promulgated or amended or so interpreted or any adverse market conditions had not taken place.

ARTICLE 18    CHARGES FOR EQUIPEMENT AND SERVICES

18.1
Tariff (usage charge):

  VMS shall use their best endeavours to ensure that the tariff charged to customers is at all times comparable to that found elsewhere in ASIA-PACIFIC region and shall recommend such a tariff to the State Committee of Price for approval.

  The tariff shall be adjusted from time to time in order to meet the business plan upon approval.

18.2
VMS confirms that AC shall have the rights to recommend:

(a)
Initial connection charges;

(b)
Monthly subscriber charges;

(c)
Usage charges;

(d)
Price for the telephone sets and pager unit.

18.3
VMS confirms that the parties shall have the right to bill and collect the following:

(a)
Initial connection charges;

(b)
Monthly subscriber charges;

(c)
Sales of telephone sets and pager units;

(d)
Usage charges (call charges);

(e)
Phone rentals with usage charges.

18.4
The parties may reduce the monthly charges for SRVN Government utilities and number of such subscribers shall be limited to maximum of five percent (5%) of total number of subscribers.

18.5
The parties review in accordance with the circular issued by DGPT every month following the exchange rate set by Vietcombank for the Dong and the US Dollar rate of exchange, on a monthly basis, and make whatever adjustments are necessary in its subscriber charges to enable them to meet their revenue projections for the next succeeding month.

ARTICLE 19    FOREIGN EXCHANGE

19.1
Foreign exchange needed hereunder may be made available from the following sources among others;

(a)
The sale of services under this contract to customers in US Dollars.

(b)
The exchange of Dong (including Dong earned from sales of services) at the appropriate SRVN foreign exchange facility.

19.2
Foreign exchange acquired hereunder will be used in the following order of priority:

(a)
Dividends payable to F.P; and

(b)
Payments under any foreign technical and management assistance contracts.

ARTICLE 20    REPRESENTATIONS AND WARRANTIES

20.1
VMS represents and warrants to F.P. that:

(a)
VMS is authorized and empowered by all relevant SRVN Government authorities to perform its obligations hereunder;

(b)
DGPT during the term of this contract, will authorise and empower the parties to build, operate, manage and provide services for cellular and paging telecommunications systems in southern Vietnam (Hue and south of Hue) as well as north of Hue in accordance with DGPT policy;

(c)
The parties will be entitled to receive and collect all of the revenues due to them as generated by the Cellular System and Paging System during the business co-operation term; and

(d)
The Vietnamese version of the Contract is the exact translation of the English version.

(e)
Min 2 × 10 MHZ of spectrum of the standard GSM frequencies are allocated for the operation of the Cellular System.

20.2
F.P represents and warrants to VMS that:

(a)
Each foreign party is a duly organised corporation in good standing and has duly complied with all filing or registration requirements in respect of corporate or other documents imposed under the laws of Sweden, its place of incorporation and domicile; and

(b)
Each foreign party is a duly authorised and empowered to enter into this Contract and to perform its obligations hereunder.

ARTICLE 21    ASSIGNMENT

21.1
If either of the two parties intends to assign a part of the whole of its rights and obligations to the other party or to a third party the intending assignor shall be responsible to inform the other party in writing about such assignment at least thirty (30) days in advance and request the other party to consent such consent not to be unreasonably withheld and to be given within thirty (30) days. The conditions of any assignment to a third party shall not be more favourable than those that have been proposed to the other party to this contract. The assignee of a part or whole of the rights and obligations stipulated in the Contract shall be liable to submit to the SCCI the necessary documents related to its approval. The Assignment shall not be effective until it is approved in writing by the SCCI.

ARTICLE 22    CONFIDENTIALITY

22.1
VMS and F.P. during the terms of this Contract and any extension(s) thereof, and thereafter until the information properly comes into public domain, shall maintain the secrecy and confidentiality of and not disclose to any third party or person, any proprietary or secret or confidential information disclosed to it by the other party at any time during or for the purpose of negotiating of this Contract.

22.2
VMS and F.P. shall cause their Directors, staff and other employees, and those of their subsidiaries or affiliates, also to comply with the confidentiality obligation set forth above.

22.3
This provision and obligation shall survive the termination of this Contract.

ARTICLE 23    DISPUTE RESOLUTION

23.1
Any dispute between the parties hereto first shall be resolved through mutual consultation and amicable settlement.

23.2
However, if the parties fail to reach an agreement, they shall settle the dispute finally under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, using a tribunal of three (3) arbitrators appointed in accordance with the said Rules whose decision shall be final and biding upon each of VMS and F.P., recognising that the arbitrators shall consider the intentions of VMS and F.P. hereunder and generally accepted standards and principles as applied by international tribunals in the arbitration and resolution of disputes.

23.3
The site of the arbitration shall be Paris, France, or any other place mutually agreed by the parties. The English version of the BCC-VC 9405 shall be used to resolve Article 23.

ARTICLE 24    COMPLIANCE WITH SRVN LAWS AND REGULATIONS

24.1
Both parties shall observe, according to existing SRVN regulations, acts or decrees relative to the LFI, any other terms and conditions not mentioned in this Contract.

ARTICLE 25    GOVERNING LAW

25.1
The parties commit themselves to observe fully the laws of SRVN and provisions of the LFI.

25.2
This Contract shall be governed by and interpreted in accordance with the promulgated laws of SRVN.

ARTICLE 26    DATE OF BUSINESS CO-OPERATION

26.1
This Contract is signed on the 2nd day of June, 1994 at Hanoi in two (2) original copies both in English and in Vietnamese.

FOR VMS		FOR KINNEVIK
BY:		BY:
1.	Name: Dinh Van Phuoc	1.	Name: E.H. Ledin
	Position: Managing Director		Position: Senior Vice President
		FOR CIV
		BY:
2.	Name:	2.	Name: M.A. Zaman
	Position:		Position: President & CEO

AMENDMENT TO BCC VC 9405

        This Amendment is dated 28 October, 1994.

a)
Vietnam Mobile Services Co. ("VMS")

Principal office and address:	12 Lang Trung, Hanoi, Vietnam
Telephone:	+84 4 351 534
Facsimile:	+84 4 352 126
Represented by:	Mr. Dinh Van Phuoc
Position:	Managing Director
b)
Comvik International Vietnam AB ("CIV")
Industriforvaltnings Kinnevik AB ("Kinnevik")

Principal office and address:	Skeppsbron 18 103 13 Stockholm, Sweden
Telephone:	+46 8 245420
Facsimile:	+46 8 203774
Represented by:	Mr Hakan Ledin	Mr M. A. Zaman
Position:	Senior Vice President Kinnevik Chairman CIV	President and CEO CIV

        VMS, CIV and Kinnevik have agreed to make the following additions to their Business Co-Operation Contract dated 2 June 1994 as follows:

  1.
  In Section C Definition 15 the words "and a reasonable frequency fee" are added after the words "transmission costs".

  2.
  In Article 3.1 (a) it is agreed that the foreign parties will pay the fee to SCCI for the business licence in accordance with applicable regulations and that such fee will be accounted for as part of Joint Costs.

  3.
  In Article 3.1 (b) the words "state-of-the-art" are added before the words "plant and equipment" where first appearing.

  4.
  In Article 7.2 the words "including regulations lawfully made by the relevant bodies of Vietnam which administer Telecommunications" are added after the word "regulations".

  5.
  In Article 13.1 (b) the words "the losses" are defined to mean future anticipated profits as determined at the time by a panel of three internationally recognised telecommunications industry experts, one appointed by VMS, one by Comvik/Kinnevik and the third one by the first two.

  6.
  In Article 14.1 the words "approved by the Ministry of Finance of Vietnam" are added after the words "International accounting principles".

  7.
  In Article 15.2 the words "meaning all taxes and the fee payable to SCCI" are added after the words "financial obligations".

  8.
  In Article 16.1 (b) the words "according to the agreed revenue sharing proportion" are added before the words "from the then current year".

  9.
  In the Article 18.1 the words "State Committee for Price" are deleted and are replaced by "Vietnam authorities".

  10.
  In Article 12.1 (d) the words "force majeure" mean all events which are beyond the control of the parties to the contract and which are unforeseen, or if foreseen, unavoidable and which prevent total or partial performance by any party. Such events shall include but not be limited to floods, droughts, typhoons, earthquakes, fires, natural disasters, strikes, political upheavals and major changes in government policy which adversely affect the economic position of any of the parties.

  11.
  In Article 20.1 (e) the words "10 Mhz" are deleted and replaced by "7.5 Mhz".

  12.
  The cellular and the paging systems shall commence operation throughout SRVN under BCC VC9405 in accordance to the business plan.

  13.
  The F.P shall make available USD 127.8M for the paging and cellular systems in accordance to the business plan.

  14.
  F.P. shall within 45 days, in addition to USD 6.2M mentioned in Article 3 b), pay to VMS after receiving SCCI approval for the BCC FRF 36,305,736, VND 1,883,129,000 and AUD 108,508 to be paid in USD at the rates of the day of payment for the GSM plant and equipment described in Annex 2a, which equipment is presently installed and operated by VMS Centre I in Hanoi. Upon such payment, VMS shall transfer the ownership of such equipment to F.P.

  15.
  Sharing of costs and revenues commences immediately when above mentioned payment has been effectuated.

        The total contributions of the parties for the 10-year period are according to the business plan:

VMS:	USD 181.8M (53%)
CIV/Kinnevik:	USD 159.7M (47%)

        This Amendment is signed on 28 October, 1994 at Hanoi in two original copies in English and Vietnamese.

FOR VMS BY:	FOR KINNEVIK/CIV BY:
Name: Dinh Van Phuoc Position: Managing Director	Name: M.A. Zaman on behalf of Mr Hakan Ledin Position: Senior Vice President Kinnevik
Name: M.A. Zaman Position: President & CEO Comvik Int'l Vietnam AB

AMENDMENT TO BCC VC 9405

This Amendment is made as of the 17th day of December, 1994.

The parties comprise:

A) The Vietnamese Party: Vietnam Mobile Telecom Services Co. (VMS)
Principal office and address:	12 Lang Trung, Hanoi, Vietnam
Telephone:	+84 4 351 534
Facsimile:	+84 4 352 126
Represented by:	Mr. Dinh Van Phuoc
Position:	Managing Director
B) The Foreign Party Industriforvaltnings AB Kinnevik (Kinnevik) Comvik International Vietnam AB (CIV)
Principal office and address:	Skeppsbron 18 103 13 Stockholm, Sweden
Telephone:	+46 8 245420
Facsimile:	+46 8 203774
Represented by:	Mr Hakan Ledin	Mr M. A. Zaman
Position:	Senior Vice President Kinnevik Chairman CIV	President and CEO CIV

Both Parties hereby agree to correct the BCC VC 9405 in accordance with Vietnamese Regulations and laws, and to correct the Feasibility study investment plan for the first year of the BCC VC 9405.

  1.
  Correction in Article 23.3 in BCC Contract will be:

The site of arbitration shall be Paris, France, or any other place mutually agreed by the Parties. The English and Vietnamese version of the BCC VC 9405 shall be used to resolve Article 23.

Replaces the old version:
The site of the arbitration shall be Paris, France, or any other place mutually agreed by the Parties. The English version of the BCC VC 9405 shall be used to resolve Article 23.

  2.
  Correction in Article 11.5 in the Feasibility study of the BCC VC 9405:

Qtr. In Operation	1	2	3	4
VMS (mil. USD)	1.3	1.3	1.3	1.3
CIV/Kinnevik (mil. USD)	8.9	8.9	8.9	9.0

Replaces the old tables of Article 11.5 in Vietnamese and English versions of the feasibility study.

Date of Amendment

This Amendment is signed on 17th day of December, 1994 in Hanoi in two (2) original copies both in English and Vietnamese.

For Vietnam Mobile Telecom Services Co. by:		For Industriforvaltnings AB by:
Name:	Dinh Van Phuoc Managing Director	Name:	E. Hakan Ledin Senior Vice President
For Comvik International Vietnam AB by:
		Name:	M.A. Zaman President & CEO

AMENDMENT TO BCC VC 9405

This Amendment is made as of the 22nd day of December, 1994.

The parties comprise:

A) The Vietnamese Party: Vietnam Mobile Telecom Services Co. (VMS)
Principal office and address:	12 Lang Trung, Hanoi, Vietnam
Telephone:	+84 4 351 534
Facsimile:	+84 4 352 126
Represented by:	Mr. Dinh Van Phuoc
Position:	Managing Director
B) The Foreign Party Industriforvaltnings AB Kinnevik (Kinnevik) Comvik International Vietnam AB (CIV)
Principal office and address:	Skeppsbron 18 103 13 Stockholm, Sweden
Telephone:	+46 8 245420
Facsimile:	+46 8 203774
Represented by:	Mr Hakan Ledin	Mr M. A. Zaman
Position:	Senior Vice President Kinnevik Chairman CIV	President and CEO CIV

Both Parties hereby agree to make the following amendment to the BCC VC 9405.

ARTICLE 13    TERMINATION OBLIGATIONS

13.1(a)(ii).

The Next Revenue hereunder for the full year immediately next preceding the termination date, multiplied by seven (7); shall be deleted,
The new text shall read
The Next Revenue hereunder for the full year immediately next preceding the termination date, multiplied by five (5);

Both Parties hereby agree to make the following amendment to the BCC VC 9405.

Foreign Party confirms not to deduct interest payment to calculate the pre tax profit. Foreign party further confirms to follow the Foreign Investment Laws of Vietnam at all times.

Date of Amendment

This Amendment is signed on 22nd day of December, 1994 in Hanoi in two (2) original copies both in English and Vietnamese.

For Vietnam Mobile Telecom Services Co. by:		For Industriforvaltnings AB by:
Name:	Dinh Van Phuoc Managing Director	Name:	E. Hakan Ledin Senior Vice President
For Comvik International Vietnam AB by:
		Name:	M.A. Zaman President & CEO

AMENDMENT TO BCC VC 9405

        This Amendment is made as of the 23rd day of December, 1994.

        The parties comprise:

  A)
  The Vietnamese Party:

Vietnam Mobile Telecom Services Co. (VMS)
Principal office and address:	12 Lang Trung, Hanoi, Vietnam
Telephone:	+84 4 351 534
Facsimile:	+84 4 352 126
Represented by:	Mr. Dinh Van Phuoc
Position:	Managing Director
  B)
  The Foreign Party

Industriforvaltnings AB Kinnevik (Kinnevik)
Comvik International Vietnam AB (CIV)
Principal office and address:	Skeppsbron 18 103 13 Stockholm, Sweden
Telephone:	+46 8 245420
Facsimile:	+46 8 203774
Represented by:	Mr Hakan Ledin	Mr M. A. Zaman
Position:	Senior Vice President Kinnevik Chairman CIV	President and CEO CIV

Both Parties hereby agree to make the following amendment to the BCC VC 9405.

ARTICLE 7    COMMITTEE OF ADVISORS

7.2
All recommendations of the Advisory Committee shall be implemented by the parties as long as they do not contravene SRVN's national security, governing laws and regulations and support the business purpose and business plans attached to this contract; shall be deleted.

        The new text shall read,

  Both parties shall make their best efforts to implement all recommendations of the Advisory Committee as long as they do not contravene SRVN's national security, governing laws and regulations and support the business purpose and business plans attached to this contract.

7.3
The Committee shall consist of seven (7) Advisors, of whom VMS, by notice in writing, shall be entitled to appoint three (3) Advisors and F.P. by notice in writing, shall be entitled to appoint four (4) Advisors; shall be deleted.

  The new text shall read,

  The Committee shall consist of eight (8) Advisors, of whom VMS, by notice in writing, shall be entitled to appoint four (4) Advisors and F.P. by notice in writing, shall be entitled to appoint four (4) Advisors

Date of Amendment

This Amendment is signed on 23rd day of December, 1994 in Hanoi in two (2) original copies both in Vietnamese and English.

For			For
Vietnam Mobile Telecom Services Co. by:			Industriforvaltnings AB Kinnevik by:
	Name:	DINH VAN PHUOC		Name:	E. HAKAN LEDIN
		Managing Director			Senior Vice President
For Comvik International Vietnam AB by:
				Name:	M.A. ZAMAN
President & CEO

AMENDMENT TO BCC VC 9405 &
AMENDMENT OF OCTOBER 28, 1994.

This Amendment is made as of the 8th day of April, 1995.

The Parties comprise:

1.
The Vietnamese Party:

Vietnam Mobile Services Co. ("VMS")
Principal office and address:	12 Lang Trung,
Hanoi, Vietnam
Telephone:	+84 4 351 534
Facsimile:	+84 4 352 126
Represented by:	Mr. Dinh Van Phuoc
Position:	Managing Director
2.
The Foreign Party:

Industriforvaltnings AB Kinnevik ("Kinnevik") Comvik International Vietnam AB ("CIV")
Principal office and address:	Skeppsbron 18
103 13 Stockholm, Sweden
Telephone:	+46 8 245420
Facsimile:	+46 8 203774
Represented by:	Mr. M.A. Zaman
Position:	Vice President
Telecommunications & TV Media
South East Asia—Kinnevik
President & CEO—CIV

        Both Parties hereby agree to make the following amendment to the BCC VC 9405 and the amendment of October 28, 1994.

PAYMENT

        Kinnevik/Comvik agrees, in addition to the Amendment of October 28, 1994, to pay to VMS all additional investments made by VMS to purchase equipment for GSM network in Hanoi and Ho Chi Minh City (between June 2, 1994, and the date BCC-VC9405 is approved by SCCI). VMS agrees to present to Kinnevik/Comvik actual invoices for the above mentioned equipment together with the list of equipment. The Terms of payment shall be the same as mentioned in the Amendment of October 28, 1994. VMS shall transfer the Title of this equipment to Kinnevik/Comvik upon the receipt of the payment.

Date of Amendment

        This Amendment is signed on the 8th day of April, 1995, in Hanoi in two (2) original copies both in English and Vietnamese.

For		For
Vietnam Mobile Telecom Services Company		Industriforvaltnings AB Kinnevik by:
by:
Name:	DINH VAN PHUOC	Name	M.A. ZAMAN
	Managing Director		Vice President
Telecommunications & TV
Media
South East Asia
For Comvik International Vietnam
AB by:
		Name:	M.A. ZAMAN
President & CEO

BUSINESS CO-OPERATION CONTRACT NUMBER—VC9405

JULY 2000 AMENDMENT AND SUPPLEMENTARY CONTRACT

        Based upon the Law on Foreign Investment in Vietnam approved by the National Assembly of the Socialist Republic of Vietnam on 12 November 1996, as amended.

        Based upon Decree 12-CP on the implementation of the Law on Foreign Investment in Vietnam promulgated by the Government on 18 February 1997 and on all other relevant legislation.

        Based on Business Co-operation Contract Number VC9405 dated 2 June 1994, as amended ("BCC").

        Based on Investment Licence No. 1242/GP dated 19th May 1995.

        The parties comprising:

A) Vietnamese Party:
Name of company:	Vietnam Mobile Services Co. ("VMS")
Company address:	811A Giai Phong Road Hanoi Vietnam Hanoi, Vietnam
Telephone:	+84 4 864 9533
Decision/permit establishment:	596/QD TCCB-LD dated 11th October 1997 issued by DGPT
Authorized representative:	Mr. Dinh Van Phuoc
Position:	Managing Director
B) Foreign Parties
Foreign Party No.1:	Industriforvaltnings AB Kinnevik ("Kinnevik")
Foreign Party No.2:	Comvik International Vietnam AB ("CIV")
Both FP's address:	Skeppsbron 18 S-103 13 Stockholm, Sweden
Telephone:	+46 8 245420
Permit for establishment/business	CIV No. 556472-6825 Registered in Sweden Date: 31 August 1993	Kinnevik No. 556001-9035 Registered in Sweden Date: 18 September 1936

        Authorised representative of CIV and position:

        Authorised representative of Kinnevik and position:

HEREBY AGREE AS FOLLOWS

  1.
  Insert the following new definition in the BCC in Part C—Provisions of the Contract:

  "23
  "Detailed Investment Plan" means the Detailed Investment Plan for the remaining years of the BCC approved by the MPI and attached to the Amendment and the Supplementary Contract to the BCC signed on 20 July, 2000.

  2.
  Insert a new Article 5.3 in the BCC as follows:

  "5.3
  Each year prior to 1 July, the parties to the BCC shall review and may modify (if necessary) the investment items based on the Detailed Investment Plan for that year and the F.P.'s obligation to contribute capital set out in Article 4 of the Amendment and Supplementary Contract to the BCC. Any modification of those investment items shall not result in the minimum capital contribution by the F.P. falling below the minimum capital contribution set out in the Detailed Investment Plan for that year provided that the total capital contributions of the F.P. for network equipment is US$142.8M under the Contract. The agreed investment projetcs and their values shall be included in a yearly investment plan ("Year Investment Plan") that shall become effective on 1 July of the year to which it relates. If the parties fail to agree the Yearly Investment Plan before 1 July of that year, the parties shall implement the investment items set out in the Detailed Investment Plan for that year.

  During the implementation of the Yearly Investment Plan, the implementation value of the projects of the F.P. will be deemed to be contributed on the date of the F.P. makes the first payment for the signed orders for services and/or for the purchase of equipment to implement projects identified in the Yearly Investment Plan for that year or other projects. ("Projects"). If the F.P. fails to contribute capital for the Projects in accordance with the signed orders, VMS shall notify the F.P. in writing of its intention to make the payment on behalf of the F.P. for such orders. Within 30 days since VMS sends the written notice, the F.P. shall: (a) make payment for such orders, or (b) authorize VMS in writing to make the payment on behalf of the F.P. for the said orders. In this case, the amount paid by VMS to implement that Project will be reimbursed by either: (a) deducting those payments from the Net Revenues which would have been distributed to the F.P. in the latest advance period; or (b) from the F.P.'s own funds and on the date the F.P. makes the reimbursement to VMS, the amount of the reimbursement will be deemed to be contributed by the F.P. as capital to the BCC.

  Before the ending date of the BCC year (30th June each year), VMS shall review the implementation value of the F.P.'s projects during the year with the Yearly Investment Plan agreed by both parties for that year. VMS shall be entitled to retain an amount from the Net Revenue of that year which would have been distributed to the F.P. to be used solely to implement the projects in that Yearly Investment Plan that have been delayed by the F.P. and that amount retained by VMS shall be immediately deemed to be capital contributed by the F.P.

  3.
  The ratio of distribution of Net Revenue stipulated in items (a) (ii) and (b) (ii) of Article 16.3 of the BCC shall be deleted and replaced with the following:

  (a) (ii) VMS: "50%—for the fiscal years from the beginning of the sixth (6) year to the end of the tenth (10) year of the BCC".

  (ii)the F.P.: "50%—for the fiscal years from the beginning of the sixth (6) year to the end of the tenth (10) year of the BCC".

  4.
  In the Amendment to the BCC signed on 28 October 1994, delete the words "the F.P. shall make available USD127.8M" and replace with the words "In addition to the contribution of any unpaid capital of USD127.8M, the F.P. shall contribute a capital amount of USD15 (fifteen) Million to the capital of the BCC for network equipment".

  5.
  Defined terms used in the BCC also apply to this Amendment and Supplementary Contract.

  6.
  Except for amendments set out herein, all other provisions of the BCC and its applicable amendments remain in full force and effect.

  7.
  This Amendment Contract to the BCC is signed on the 20 day of July 2000 at Hanoi in four (4) original copies both in English and in Vietnamese.

FOR VMS	FOR KINNEVIK	FOR CIV
BY:	BY:	BY:
Name: Dinh Van Phuoc	Name: M.A. Zaman	Name: Simon Perkins
Position: Managing Director	Position: Vice President	Position: Chief Representative & CEO

BUSINESS CO-OPERATION CONTRACT NUMBER—VC9405
AMENDMENT AND SUPPLEMENTARY CONTRACT
14 January 2002

        Based upon the Law on Foreign Investment in Vietnam approved by the National Assembly of the Socialist Republic of Vietnam on 09 June 2000.

        Based upon Decree 24-CP on the implementation of the Law on Foreign Investment in Vietnam promulgated by the Government on 31 July 2000 and on all other relevant legislation.

        Based on Business Co-operation Contract Number VC9405 dated 2 June 1994, as amended ("BCC").

        Based on Investment Licence No. 1242/GP dated 19th May 1995 and the Amendment Licence No. 1242/GPDC dated 10/10/2000 of MPI.

        The parties comprising:

  A)
  Vietnamese Party:

Name of company:	Vietnam Mobile Services Co. ("VMS")
Company address:	811A Giai Phong Road Hanoi Vietnam Hanoi, Vietnam
Telephone:	+84 4 864 9533	fax: +84 4 864 9534
Major business activities:	Providing mobile telephony services
Decision/permit establishment:	596/QD TCCB-LD dated 11th October 1997 issued by DGPT
Authorized representative:	Mr. Dinh Van Phuoc
Position:	Managing Director
  B)
  Foreign Parties

Foreign Party No.1:	Industriforvaltnings AB Kinnevik ("Kinnevik")
Foreign Party No.2:	Comvik International Vietnam AB ("CIV")
Kinnevik and CIV are known together as "F.P."
Both F.P.'s address:	Skeppsbron 18 S-103 13 Stockholm, Sweden
Telephone:	+46 8 245420	Fax: +46 8 203 774
Major business activities:	Providing telecommunication services
Permit for establishment/business	CIV No. 556472-6825 Registered in Sweden Date: 31 August 1993	Kinnevik No. 556001-9035 Registered in Sweden Date: 18 September 1936
Authorised representative of CIV:	Mr. Simon Perkins
Position:	Chief Representative and CEO
Authorised representative of Kinnevik:	Mr. M.A. Zaman
Position:	Vice President

Both hereby agree as follows:

RECITALS

  •
  Whereas, VMS and the F.P. (the Parties) entered into a Business Co-operation Contract ("BCC") in 1994, and have been operating under the BCC since 1 July 1995; and

  •
  Whereas the Parties are very happy with the successful co-operation generated by the BCC, and by their contribution to the socio-economic development of Vietnam through their development of a world-class cellular mobile network; and

  •
  Whereas, as a consequence of their growth, the parties have fully invested the total capital amounts set out under the BCC, therefore the Parties require the investment of additional capital amounts to support the continued growth and development of the GSM mobile telephony network; both Parties mutually agree to implement the following actions:

  •
  Building up a mobile telephony network and expanding its coverage nation-wide to meet the demand for cellular telephony service in the Vietnamese market; and

  •
  Provision many useful valued added services as: Email; Internet access, high speed wireless data etc; and

  •
  Implementing new technology: 2,5G, 3G etc; and

  •
  VMS continuously receiving technology transferral, training courses for its staffs in the field of mobile network management and operation.

        Now therefore, the Parties agree as follow:

  A.
  INVESTMENT TO 30/06/2005.

1.
Insert the following new definition in the BCC in Part C—Provisions of the Contract:

"25
"Additional Capital Investment and Revenue Plan"—hereafter called "Additional Plan"—means the Plan for the remaining years of the BCC (from 01/01/2002 to 30/06/2005) approved by the MPI and attached to the Amendment and the Supplementary Contract to the BCC signed on 14 January 2002. The "Additional Plan" shall set out the capital to be contributed each year by each Party and covers detailed investment items and the correspondent capital, as well as the Net Revenue objectives of the BCC.

    Shall the Net Revenue objective of the prior year be different from the Net Revenue objective of the BCC for the same period set out in the "Additional Plan", the capital to be contributed by each party for the year shall be amended in proportion to the increase (or decrease) on the prior year's Net Revenue objective.

2.
Insert a new Item 3.2 into the Article 3 of the BCC, subject to clause 25 of Part C—Provisions of the Contract, as follows:

"3.2
Both Parties shall contribute the minimum amount of USD 100,000,000 (One hundred million US dollars) but not exceeding USD 120,000,000 (One hundred and twenty million US dollars) for network investments in the remaining years of BCC (from 01/01/2002 to 30/06/2005) with a contribution ratio as below:

•
The Foreign Parties: 50% means the minimum contribution of USD 50,000,000 (Fifty millions US dollars) but not exceeding USD 60,000,000 (Sixty millions US dollars)".

•
The Vietnamese Party: 50% means the minimum contribution of USD 50,000,000 (Fifty millions US dollars) but not exceeding USD 60,000,000 (Sixty millions US dollars).

3.
Insert a new Item 5.4 into the Article 5 of the BCC, subject to clause 25 of Part C—Provisions of the Contract, as follows:

"5.4
Both parties undertake to strictly perform its obligations on additional capital contribution in accordance with the "Additional Plan" approved by the ministry of Planing and Investment attached to this Amendment and Supplement to the BCC. During the implementation of the "Additional Plan", the capital amount of each party will be deemed to be contributed on the date the Parties makes the first payment for the signed orders for services and/or for the purchase of equipment to implement projects identified in the Additional Capital Investment and Revenue Plan for that year or other projects. ("Projects"). If the F.P. fails to contribute capital for the Projects in accordance with the signed orders, VMS shall notify the F.P. in writing of its intention to make the payment on behalf of the F.P. for such orders. Within 30 days since VMS sends the written notice, the F.P. shall: (a) make payment for such orders, or (b) authorize VMS in writing to make the payment on behalf of the F.P. for the said orders. In this case, the amount paid by VMS to implement that Project will be reimbursed by either: (a) deducting those payments from the Net Revenues which would have been distributed to the F.P. in the latest advance period; or (b) from the F.P.'s own funds and on the date the F.P. makes the reimbursement to VMS, the amount of the reimbursement will be deemed to be contributed by the F.P. as capital to the BCC.

    Before the ending date of the BCC year (31 December each year), VMS shall review the implementation value of the F.P.'s projects during the year with the "Additional Plan" agreed by both parties for that year. VMS shall be entitled to retain an amount from the Net Revenue of that year which would have been distributed to the F.P. to be used solely to implement the projects in the "Additional Plan" that have been delayed by the F.P. and that amount retained by VMS shall be immediately deemed to be capital contributed by the F.P.

    Both Parties mutually commit to effectively use with their own best efforts the contributed amount in order to make the MobiFone network one of the leading mobile networks in Vietnam."

4.
"In the Article 4 of the Amendment and Supplement to the BCC signed on 20 July 2000, delete the words "In addition to the contribution of any unpaid capital of USD127.8M., the F.P. shall contribute a capital amount of USD 15 (fifteen) Million to the capital of the BCC for network equipment" and replace with the words "In addition to the contribution of any unpaid capital of USD142.8 M, the F.P. shall contribute a capital amount of at least USD 50 (fifty) Million but not exceeding USD 60 (sixty) Million to the capital of the BCC for network equipment, subject to clause 25 of Part C—Provisions of the Contract".

  In the Article 3.1.a of the BCC signed 2nd June, 1994, insert the words "The Vietnamese Party shall contribute a minimum amount of USD 50,000,000 (fifty millions US dollars) but not exceeding USD 60,000,000 (sixty millions US dollars) for network equipment, subject to clause 25 of Part C—Provisions of the Contract".

5.
Defined terms used in the BCC and the Amendment and Supplementary Contracts also apply to this Amendment and Supplementary Contract.

6.
Except for the amendments set out above, all other provisions of the BCC and its applicable amendments remain in full force and effect.

B.
FURTHER CO-OPERATION.

        The Parties mutually agree to negotiate the co-operation for the period after 30 June 2005 (after the termination of the Business Co-operation Contract No. VC9405) under the form permitted and approved by the VNPT and other competent authorities of Vietnam.

        This Amendment Contract to the BCC is signed on the 14 January, 2002 at Hanoi in four (4) original copies both in English and in Vietnamese.

For VMS	For KINNEVIK	For CIV
BY:	BY:	BY:
Name: Dinh Van Phuoc	Name: M.A. Zaman	Name: Simon Perkins
Position: Managing Director	Position: Vice President	Position: Chief Representative & CEO

BUSINESS CO-OPERATION CONTRACT NUMBER—VC9405
AMENDMENT AND SUPPLEMENTARY CONTRACT
9th January 2004

        Based upon the Law on Foreign Investment in Vietnam approved by the National Assembly of the Socialist Republic of Vietnam on 09 June 2000.

        Based upon Decree 24-CP on the implementation of the Law on Foreign Investment in Vietnam promulgated by the Government on 31 July 2000 and on all other relevant legislation.

        Based on Business Co-operation Contract Number VC9405 dated 2 June 1994, as amended ("BCC").

        Based on Investment Licence No. 1242/GP dated 19th May 1995 and the Amendment Licence No. 1242/GPDC dated 10/10/2000 and Amendment Licence No. 1242/GPDC1 dated 27/03/2002 of MPI.

        The parties comprising:

  A)
  Vietnamese Party:

Name of company:	Vietnam Mobile Services Co. ("VMS")
Company address:	811A Giai Phong Road Hanoi Vietnam Hanoi, Vietnam
Telephone:	+84 4 864 9533 fax: +84 4 864 9534
Major business activities:	Providing mobile telephony services
Decision/permit establishment:	596/QD TCCB-LD dated 11th October 1997 issued by DGPT
Authorized representative:	Mr. Dinh Van Phuoc
Position:	Managing Director
  B)
  Foreign Parties

Foreign Party No.1:	Industriforvaltnings AB Kinnevik ("Kinnevik")
Foreign Party No.2:	Comvik International Vietnam AB ("CIV")
Both FP's address:	Skeppsbron 18 S-103 13 Stockholm, Sweden
Telephone:	+46 8 245420 Fax: +46 8 203 774
Major business activities:	Providing telecommunication services
Permit for establishment/business	CIV No. 556472-6825 Registered in Sweden Date: 31 August 1993	Kinnevik No. 556001-9035 Registered in Sweden Date: 18 September 1936
Authorised representative of CIV:	Mr. Simon Perkins
Position:	Chief Representative and CEO
Authorised representative of Kinnevik:	Mr. M.A. Zaman
Position:	Vice President

Both hereby agree as follows:

RECITALS

  •
  Whereas, VMS and the F.P. (the Parties) entered into a Business Co-operation Contract ("BCC") in 1994, and have been operating under the BCC since 1 July 1995; and

  •
  Whereas the Parties are very happy with the successful co-operation generated by the BCC, and by their contribution to the socio-economic development of Vietnam through their development of a world-class cellular mobile network; and

  •
  Whereas, as a consequence of their growth, the parties have fully invested the total capital amounts set out under the BCC, therefore the Parties require the investment of additional capital amounts to support the continued growth and development of the GSM mobile telephony network; both Parties mutually agree to implement the following actions:

  •
  Building up a mobile telephony network and expanding its coverage nation-wide to meet the demand for cellular telephony service in the Vietnamese market; and

  •
  Provision many useful valued added services as: GPRS/MMS; EDGE, Internet access, high speed wireless data etc; and

  •
  Implementing new technology: 2,5G and based for 3G etc; and

  •
  VMS continuously receiving technology transferral, training courses for its staffs in the field of mobile network management and operation.

        Now therefore, the Parties agree as follow:

1.
Insert the following new definition in the BCC in Part C—Provisions of the Contract:

"26
"Detailed Investment Plan for the BCC year 2004"—means the Investment Plan for the remaining time of the BCC (from 01/01/2004 to 30/06/2005) signed by both Parties on 30th December 2003 and approved by the MPI and attached to the Amendment and the Supplementary Contract to the BCC signed on 9th January 2004. This Plan shall set out the capital to be contributed each year by each Party and covers detailed investment items and the correspondent capital.

2.
Insert a new Item 3.3 into the Article 3 of the BCC, subject to clause 26 of Part C—Provisions of the Contract, as follows:

"3.3
Both Parties shall contribute the additional amount of USD 20,000,000 (Twenty million US dollars) for network investments in the remaining time of BCC (from 01/01/2004 to 30/06/2005) with a contribution ratio as below:

•
The Vietnamese Party: 50% means the contribution of USD 10,000,000 (Ten millions US dollars).

•
The Foreign Parties: 50% means the contribution of USD 10,000,000 (Ten millions US dollars)."

3.
In the Article 4 of the Amendment and Supplement to the BCC signed on 14th January 2002, delete the words "In addition to the contribution of any unpaid capital of USD 142.8 M. the F.P. shall contribute a capital amount of at least USD 50,000,000 (Fifty million US dollars) but not exceeding USD 60,000,000 (Sixty million US dollars) to the capital of the BCC for network equipment, subject to clause 25 of Part C—Provisions of the Contract" and replace with the words "In addition to the contribution of any unpaid capital of USD 192.8 M, the F.P. shall contribute an additional amount of USD 10,000,000 (ten million US dollars) to the capital of the BCC for network equipment, subject to clause 26 of Part C—Provisions of the Contract" and

  In the Article 3.1.a of the BCC signed 2nd June, 1994, insert the words "The Vietnamese Party shall contribute an additional capital amount of USD 10,000,000 (Ten million US dollars) for network equipment, subject to clause 26 of Part C—Provisions of the Contract".

4.
Defined terms used in the BCC and the Amendment and Supplementary Contracts also apply to this Amendment and Supplementary Contract.

5.
Except for amendments set out above, all other provisions of the BCC and its applicable amendments remain in full force and effect.

        This Amendment Contract to the BCC is signed on the 9th January, 2004 at Hanoi in four (4) original copies both in English and in Vietnamese.

FOR VMS	FOR KINNEVIK	FOR CIV
BY:	BY:	BY:
Name: Dinh Van Phuoc	Name: M.A. Zaman	Name: Simon Perkins
Position: Managing Director	Position: Vice President	Position: Chief Representative & CEO